EXHIBIT 14
                                   ----------
                                 CODE OF ETHICS
                                       OF
              REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - II

1. Complying With Law
   ------------------

         All partners (including the principal financial officer) and employees of the Corporate General Partner or its affiliates who render services on behalf of the Partnership ("employees") should respect and comply with all of the laws, rules and regulations of the United States and the states, counties, cities and other jurisdictions in which the Partnership conducts its business or the laws, rules and regulations which are applicable to the Partnership. No partner or employee of the Partnership shall knowingly participate in any transaction which they have reasonable cause to believe may violate, or may aid others to violate any such law, rule or regulation.

2. Conflicts Of Interest
   ---------------------

         All partners and employees of the Partnership should be scrupulous in avoiding a conflict of interest with regard to the Partnership's interests. A "conflict of interest" exists whenever an individual's private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Partnership. A conflict situation can arise when a partner or employee takes actions or has interests that may make it difficult to perform his or her Partnership work objectively and effectively. Conflicts of interest may also arise when a partner or employee, or members of his or her family, receives improper personal benefits as a result of his or her position in the Partnership, whether received from the Partnership or a third party. Loans to, or guarantees of obligations of, partners, employees, and their respective family members may create conflicts of interest. Direct investment in real estate or investment in a competitor public or private company by a partner or employee is not a conflict of interest per se provided such investment does not interfere with the investor's duty to the Partnership.

         Conflicts of interest are prohibited as a matter of Partnership policy. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management. Any partner or employee who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate person or consult the procedures described in this Code.

3. Confidentiality
   ---------------

         Partners and employees of the Partnership must maintain the confidentiality of confidential information entrusted to them by the Partnership or its customers or residents, except when disclosure is authorized by the Partnership and its attorneys or required by laws, regulations or legal proceedings. Whenever feasible, partners and employees should consult the Partnership's attorneys if they believe they have a legal obligation to disclose confidential information. Confidential information includes all non-public information that might be of use to competitors of the Partnership, or harmful to the Partnership or its customers or residents if disclosed.

4. Fair Dealing
   ------------

         Each partner and employee should endeavor to deal fairly with the Partnership's residents, suppliers, competitors, partners and employees. None should take unfair advantage of anyone through manipulation, concealment or abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

5. Protection And Proper Use Of Partnership Assets
   -----------------------------------------------

         All partners and employees should protect the Partnership's assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Partnership's profitability. All Partnership assets must be only used for legitimate business purposes.

6. Accounting Complaints
   ---------------------

         The Partnership's policy is to comply with all applicable financial reporting and accounting regulations applicable to the Partnership. If any partner or employee has concerns or complaints regarding questionable accounting or auditing matters of the Partnership, he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Audit Committee (which will, subject to its duties arising under applicable law, regulations and legal proceedings, treat such submissions confidentially). Such submissions may be directed to the attention of the Audit Committee, or any member of the Audit Committee, at the principal executive offices of the Partnership.

7. Financial Reports
   -----------------

         All financial reports and records, including timesheets, expense reports, commission reports, variance reports, income statements, etc., must be accurate, timely and prepared in accordance with law. Always record transactions in the proper accounting period. Creating, or attempting to create, false income or delaying or prepaying invoices to meet budget goals is a violation of this Code. Never falsify any document or distort the true nature of a transaction. All estimates and accruals must be supported by appropriate documentation and be based on good faith judgment. If anyone knows of violations of this policy, it is his/her responsibility to notify his/her supervisor, manager, or a member of the Audit Committee.

8. Reporting Any Illegal Or Unethical Behavior
   -------------------------------------------

         Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular situation. Employees should report violations of this Code of Ethics to their supervisors, managers, or the partners. There will be no retaliatory action taken in connection with the reporting of an alleged violation made in good faith.

9. Proprietary Information
   -----------------------

         The Partnership seeks to outperform its competition fairly and honestly. The Partnership seeks competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing disclosure of trade secret information by past or present employees of other companies is prohibited.

10. Business Entertainment and Gifts
    --------------------------------

         The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers or suppliers. No gift or entertainment should be offered, given, provided or accepted by any partner, employee, or any family member of a partner or employee, unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any law or regulation. Each employee should discuss with his/her supervisor any material gifts or other benefits or material proposed gifts or other benefits that have been offered to an employee that might exceed the standards set forth herein.

11. Books and Records
    -----------------

         All of the Partnership's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Partnership's transactions and must conform both to applicable legal requirements and to the Partnership's system of internal controls. Unrecorded or "off the books" funds or assets of the Partnership shall not be maintained.

12. Record Retention
    ----------------

         Records should always be retained or destroyed according to the Partnership's record retention policies. If an employee is aware of an imminent or ongoing investigation, audit or examination initiated by the Partnership, by the Partnership's auditors or by any governmental agency, that employee should retain all documents (including computer records) in his/her custody or control relating to the matter under review. The destruction or falsification of a document in order to impede a governmental investigation, audit or examination may lead to prosecution for obstruction of justice. If an employee is not sure if a document can be destroyed, or if that employee has any questions on the retention of records, please contact the Partnership's management.

13. Compliance Procedures
    ---------------------

         Partners and employees who are concerned that violations of this Code of Ethics or that other illegal or unethical conduct by partners or employees have occurred or may occur should contact either their supervisor or superiors. If they do not believe it appropriate or are not comfortable approaching their supervisors or superiors about their concerns or complaints, then they may contact the Audit Committee. If their concerns or complaints require confidentiality, including keeping their identity anonymous, then this confidentiality will be protected, subject to applicable law, regulation or legal proceedings. The Partnership will not permit retaliation of any kind by or on behalf of the Partnership and its employees against good faith reports or complaints of violations of this Code of Ethics or other illegal or unethical conduct.

14. Discipline for Violation
    ------------------------

         Failure to comply with this Code will subject an employee, no matter how senior, to discipline that may include counseling, suspension and/or termination. Disciplinary measures will depend on the circumstances of the violation and will be applied after consultation with the Partnership's Legal Counsel. Consideration will be given to whether or not a violation is intentional, as well as to the level of good faith shown by an employee in reporting the violation or in cooperating with any resulting investigation or corrective action.

15. Public Company Reporting
    ------------------------

         As a public company, it is of critical importance that the Partnership's filings with the Securities and Exchange Commission be accurate and timely. A partner or employee may be called upon to provide necessary information to ensure that the Partnership's public reports are complete, fair and understandable. The Partnership expects partners and employees to take this responsibility very seriously and to provide prompt and accurate answers to inquiries to the Partnership's public disclosure requirements.